UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2012

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-35449

(Commission File Number)

45-2156869

(I.R.S. Employer Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2012, Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with the guarantors party thereto (the “Guarantors”) and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”) relating to an unregistered offering of $100,000,000 principal amount of the Issuers’ 7.875% Senior Notes due 2020 (the “Additional Notes”) at an issue price of 100.75% (the “Offering”). The Offering closed on September 28, 2012. The Additional Notes are a follow-on issuance to the Issuers’ $300,000,000 principal amount of 7.875% Senior Notes due 2020 issued on September 24, 2012 (the “Existing Notes” and, together with the Additional Notes, the “Notes”) and form a single series of debt securities with the Existing Notes.

The Purchase Agreement includes customary representations, warranties and covenants by the Issuers. The Purchase Agreement also provides for indemnification of the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution to payments the Initial Purchasers may be required to make because of any of those liabilities. The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Additional Notes were issued pursuant to an indenture, dated as of September 24, 2012 (the “Base Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee, as supplemented by the first supplemental indenture, dated as of September 28, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture provides that the Additional Notes are general unsecured, senior obligations of the Issuers, and will be guaranteed on a senior basis by Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of the Company’s wholly-owned subsidiaries. The Company will use the net proceeds from the sale of the Additional Notes for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios, including but not limited to, the acquisition of certain residential mortgage servicing assets from Residential Capital, LLC, and/or related businesses from third parties, including but not limited to, from one or more affiliates of the Initial Purchasers.

The Indenture provides that the Additional Notes have terms identical to the Existing Notes, other than the issue date and offering price, and will be fungible with, have the same CUSIP numbers as, and vote together with the existing notes as a single class immediately upon issuance, except that for the first 40 days after their issuance, the additional notes issued pursuant to Regulation S under the Securities Act will have a temporary CUSIP number. As of the date hereof, the aggregate principal amount of the outstanding Notes under this series is $400,000,000.

The Issuers will pay interest on the Notes at 7.875% per annum, semi-annually in arrears on April 1 and October 1, commencing on April 1, 2013. The Issuers may redeem all or a portion of the Notes at any time prior to October 1, 2016 by paying a make-whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption date. In addition, on or before October 1, 2015, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date, subject to compliance with certain conditions. The Issuers may redeem all or a portion of the Notes at any time on or after October 1, 2016 at the applicable redemption prices set forth in the Indenture plus accrued and unpaid interest and additional interest, if any, to the redemption date. If the Issuers sell assets under certain circumstances, the Issuers will be required to make an offer to purchase the Notes at their face amount, plus accrued and unpaid interest and additional interest, if any, as of the purchase date.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) conduct certain asset sales; (iii) pay dividends or make distributions on, or redeem or repurchase, its capital stock; (iv) make certain investments; (v) create liens on assets; (vi) merge or consolidate or sell all or substantially all of its assets; and (vii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. The foregoing description of the material terms of the Base Indenture and the First Supplemental Indenture is qualified in its entirety by reference to the full text of such documents, which are incorporated by reference or attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

On September 28, 2012, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers that provides holders of the Additional Notes certain rights relating to registration of the Additional Notes under the Securities Act.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Additional Notes for substantially identical notes (the “Exchange Notes”) not later than March 31, 2013 and use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. Upon the exchange offer registration statement being declared effective, the Issuers and the Guarantors will use their commercially reasonable efforts to consummate the Exchange Offer not later than 90 days after filinf such registration statement. If and for so long as the Issuers and the Guarantors have not exchanged the Exchange Notes for all Additional Notes validly tendered in accordance with the terms of the Exchange Offer (the “Registration Default”), the annual interest rate borne by the Additional Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum. The foregoing description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1 Purchase Agreement, dated as of September 25, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

4.1 Indenture, dated as of September 24, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.01 to Nationstar Mortgage Holding Inc.’s Current Report on Form 8-K filed on September 24, 2012).

4.2 First Supplemental Indenture, dated as of September 28, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee.

10.1 Registration Rights Agreement, dated as of September 28, 2012, among the Issuers, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: September 28, 2012	By:	/s/ David Hisey
David Hisey

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated as of September 25, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

4.1	Indenture, dated as of September 24, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.01 to Nationstar Mortgage Holding Inc.’s Current Report on Form 8-K filed on September 24, 2012).

4.2	First Supplemental Indenture, dated as of September 28, 2012, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of September 28, 2012, among the Issuers, the guarantors party thereto, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.